Exhibit 32.2

                                  Section 1350
                                  CERTIFICATION


The undersigned officers hereby certifies that, to his knowledge, (1) the Quarterly Report on Form 10-Q of Productivity Technologies Corp. for the quarter ended March 31, 2004 as to which this Certification is an exhibit fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and (2) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of Productivity Technologies Corp..

Date: May 20, 2004

/s/ Jesse A. Levine
------------------------------------------
Jesse A. Levine,
Vice President and Chief Financial Officer